Exhibit 99.1

Aprea Therapeutics Announces Third Quarter 2026 Financial Results

Updated interim Phase 1 data for oral WEE1 inhibitor APR-1051 to be featured in an oral presentation at the 38th EORTC-NCI-AACR Symposium (ENA 2026) in Barcelona on November 20, 2026

APR-1051 Phase 1 clinical trial expanded to nine sites, with immunohistochemistry (IHC) testing for Cyclin E expression now in place to support biomarker assessment and future patient selection strategies

$37.8 million in cash and cash equivalents as of September 30, 2026; cash runway expected into Q1 2028

DOYLESTOWN, PA, November 4, 2026 (GLOBE NEWSWIRE) — Aprea Therapeutics, Inc. (Nasdaq: APRE) (“Aprea”, or the “Company”), a clinical-stage precision medicine oncology company focused on the discovery and development of targeted therapies for patients with biomarker-defined cancers, today reported financial results for the third quarter ended September 30, 2026, and provided a business update.

“We continue to make meaningful progress in advancing APR-1051 towards our goal of developing a differentiated, potentially best-in-class WEE1 inhibitor for patients with biomarker defined cancers,” said Oren Gilad, Ph.D., President and Chief Executive Officer of Aprea. “We have expanded our clinical site network from three to nine active sites and expect enrollment in ACESOT-1051 to reach six to ten patients per month during the fourth quarter of 2026, positioning us to accelerate clinical development. Our strategy is focused on biomarker defined endometrial cancers, including uterine serous carcinoma, building on the encouraging early clinical activity observed in these patients. The preliminary antitumor activity and manageable tolerability observed to date support our strategy to advance APR-1051 as a single agent in selected patient populations, while evaluating rational combination approaches to expand its therapeutic potential across multiple tumor types. We look forward to presenting updated Phase 1 clinical results at the upcoming EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics and remain on track to select the dose for Part 2 of the study, focused on dose optimization, in the first half of 2027. With $37.8 million in cash and cash equivalents as of September 30, 2026, and an expected cash runway into the first quarter of 2028, we believe we are well positioned to execute our clinical development strategy, achieve meaningful milestones, and create long-term value for patients and shareholders.”

Key Business Updates and Upcoming Key Milestones

ACESOT-1051: A Biomarker-Focused, Phase 1 Trial of Oral WEE1 Inhibitor, APR-1051

•	APR-1051 is a potent and selective oral small molecule WEE1 inhibitor designed to potentially address therapeutic window limitations observed with earlier WEE1 programs. It is currently being evaluated in ACESOT-1051, a multi-center, open-label Phase 1 study. The primary objectives of this study are safety, dose-limiting toxicity, maximum tolerated or maximum administered dose, and recommended Phase 2 dose (RP2D). Secondary objectives include pharmacokinetics and antitumor activity assessed by RECIST/PCWG3.

•	Aprea is focused on developing APR-1051 in genetically defined cancers, with special emphasis on endometrial cancers, including uterine serous carcinoma. This focus includes tumors characterized by PPP2R1A, CCNE1, CCNE2 or FBXW7 mutations and Cyclin E overexpression. The Company remains on track to select the dose for Part 2 of the study in the first half of 2027. The Company also plans to evaluate APR-1051 in combination with pembrolizumab in HPV-positive head and neck squamous cell carcinoma. The Company is expanding ACESOT-1051 to enroll at least 50 patients with uterine serous carcinoma or Cyclin E-overexpressing, platinum-resistant ovarian cancer, with completion of dose escalation and backfill expansion enrollment expected in the second quarter of 2027. The Company expects this expansion and the activation of additional clinical sites to increase research and development expenses for APR-1051 relative to its prior plans.

•	Updated interim results from ACESOT-1051 will be featured in an oral presentation at the 38th EORTC-NCI-AACR Symposium on Molecular Targets and Cancer Therapeutics (ENA 2026), to take place November 18-20, 2026, in Barcelona, Spain. The presentation, titled “Interim results from the first-in-human phase 1 study of WEE1 inhibitor APR-1051 in patients with advanced solid tumors (ACESOT-1051),” is scheduled for Friday, November 20, 2026, and will be delivered by Timothy A. Yap, MBBS, Ph.D., FRCP, of the Department of Investigational Cancer Therapeutics, Division of Cancer Medicine, The University of Texas MD Anderson Cancer Center. The associated abstract, expected to be available early November 2026, includes trial design and interim clinical data as of a May 6, 2026 data cutoff. The oral presentation on November 20 will include updated clinical results, including data on patients enrolled since the cutoff.

•	On October 20, 2026, Aprea hosted a virtual expert panel, “The State of WEE1 Inhibition in Precision Oncology,” ahead of the European Society for Medical Oncology (ESMO) Congress 2026. Moderated by Solomon Wilcots, the panel featured Alex Spira, M.D., of the Virginia Cancer Specialists Research Institute, NEXT Oncology, and Johns Hopkins University School of Medicine; Kevin DeGeeter of Ladenburg Thalmann & Co. Inc.; and Eugene Kennedy, M.D., Chief Medical Advisor of Aprea. The discussion addressed the underlying biology of WEE1, the selectivity challenges that have shaped the class, and scientific, clinical and market perspectives on the field. A replay of the expert panel can be accessed here. The views expressed by third-party panelists are their own and do not necessarily reflect the views of the Company.

•	For more information on ACESOT-1051, refer to ClinicalTrials.gov NCT06260514.

ATR inhibitor, ATRN-119

•	ATRN-119 is a potent and highly selective, potentially first-in-class macrocyclic ATR inhibitor designed for patients with tumors harboring mutations in DNA damage response (DDR)-related genes. We believe ATRN-119 was the first oral macrocyclic ATR inhibitor to enter clinical trials. Cancers with mutations in DDR-related genes represent a high unmet medical need, and these patients often have a poor prognosis and currently lack effective therapeutic options. Aprea is currently in discussions with leading academic centers to explore various combinations for ATRN-119. These include potential investigator-initiated studies evaluating ATRN-119 in combination with immuno-oncology (I/O) agents, chemotherapy, antibody-drug conjugates (ADCs) and/or radiation. Potential indications for these combinations include advanced solid tumors (e.g., HPV-positive head and neck cancers, sarcomas, and ovarian, colorectal and lung cancers) and hematologic malignancies (e.g., acute myeloid leukemia and myelodysplastic syndromes).

•	In October 2025, Aprea determined the RP2D of 1,100 mg once daily for ATRN-119 in the ABOYA-119 Phase 1/2a dose-escalation study and subsequently closed this study to focus resources on the clinical development of APR-1051. Building on the completion of dose escalation, the Company is considering further ATRN-119 development in combination approaches that could expand its therapeutic potential, which may depend on its ability to collaborate successfully with third parties. Aprea believes ATRN-119’s mechanism of action, potentially favorable safety profile and pharmacologic characteristics could make it an ideal candidate for combination with other anti-cancer therapies, including radiation therapy, chemotherapy, ADCs and immune checkpoint inhibitors.

Pipeline

•	Aprea also has an early-stage program focused on developing macrocyclic DYRK1A/B inhibitors, and is targeting lead identification in the second quarter of 2027, subject to the availability of resources.

Intellectual Property

•	Aprea’s global intellectual property portfolio comprises 30 issued patents (US and ex-US) and 29 pending applications (US and ex-US) covering proprietary compounds, pharmaceutical compositions and methods of use across its WEE1 and ATR inhibitor programs. Pending applications, if granted, could provide patent protection through 2047 for the WEE1 program, including APR-1051, and extend protection for the ATR program, including ATRN-119, into 2045.

Financial Results for the Third Quarter Ended September 30, 2026

•	As of September 30, 2026, the Company had cash and cash equivalents of $37.8 million, compared to $14.6 million as of December 31, 2025. Based on its current operating plan, the Company believes that its cash and cash equivalents as of September 30, 2026 will be sufficient to meet its currently projected operating expenses and capital expenditure requirements into the first quarter of 2028.

•	For the third quarter ended September 30, 2026, the Company reported an operating loss of $5.2 million, compared to an operating loss of $3.1 million in the third quarter of 2025.

•	Research and development (R&D) expenses were $3.3 million for the quarter ended September 30, 2026, compared to $1.6 million for the third quarter of 2025. The increase in R&D expenses was primarily related to an increase of $2.1 million in expenses for ACESOT-1051, the Company’s Phase 1 dose-escalation study for APR-1051, partially offset by a decrease of $0.5 million in expenses for the ABOYA-119 clinical trial of ATRN-119, which has been closed.

•	General and administrative (G&A) expenses were $1.8 million for the quarter ended September 30, 2026, compared to $1.5 million for the third quarter of 2025. The increase was primarily related to higher professional fees and consulting expenses.

•	The Company reported a net loss of $4.8 million, or $(0.09) per basic and diluted share, on approximately 53.7 million weighted-average common shares outstanding for the quarter ended September 30, 2026, compared to a net loss of $3.0 million, or $(0.47) per basic and diluted share, on approximately 6.4 million weighted-average common shares outstanding for the comparable period in 2025. Weighted-average common shares outstanding for the 2026 period include approximately 39.8 million shares issuable upon exercise of pre-funded warrants exercisable for nominal consideration. As of September 30, 2026, the Company had 14,191,136 shares of common stock outstanding.

About Aprea

Aprea is a clinical-stage precision medicine oncology company focused on the discovery and development of targeted therapies for patients with biomarker-defined cancers. The Company is pursuing an approach to treating cancer that seeks to exploit vulnerabilities associated with cancer cell mutations. This approach is designed to kill tumor cells while minimizing the effect on normal, healthy cells. Aprea believes its technology has potential applications across multiple cancer types, including ovarian, endometrial, colorectal and head and neck squamous cell carcinoma. The Company’s lead program is APR-1051, an oral, small molecule inhibitor of WEE1 kinase, currently in a Phase 1 clinical trial. The Company’s second clinical-stage product candidate, ATRN-119, is a small molecule ATR inhibitor for which the Company has completed a Phase 1/2a dose-escalation study and is exploring combination approaches. For more information, please visit the Company’s website at www.aprea.com.

The Company may use, and intends to use, its investor relations website at https://ir.aprea.com/ as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, related to our study analyses, clinical trials, regulatory submissions, development plans and projected cash position. We may, in some cases, use terms such as “future,” “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “targeting,” “confidence,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team and on information currently available to management, and involve risks, potential changes in circumstances, assumptions and uncertainties. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned product candidates, our research and development efforts, including timing considerations and other matters regarding our business strategies, use of capital, results of operations and financial position, projected cash runway, plans and objectives for future operations, the timing, progress, enrollment and completion of our ongoing and planned clinical trials, the timing of expected clinical data updates and medical meeting presentations, the potential expansion of ACESOT-1051, the potential development of APR-1051 in single-agent and combination settings, the potential further development of ATRN-119, the scope and duration of our intellectual property protection, and the potential advancement of our early-stage programs. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including, without limitation, risks related to the success, timing and cost of our ongoing and anticipated clinical trials for our current product candidates, including the timing of initiation, pace of enrollment and completion of trials, our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses, our need for substantial additional funding, which may not be available on acceptable terms or at all, the receipt and timing of interim or preliminary results, which are not necessarily indicative of final results, our understanding of product candidate mechanisms of action and interpretation of preclinical and early clinical results from our clinical development programs, our ability to predict clinical outcomes based on such preclinical and early clinical results, the timing and outcome of regulatory interactions, our ability to regain and maintain compliance with The Nasdaq Stock Market continued listing requirements, and the other risks, uncertainties and factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update such forward-looking statements for any reason, except as required by law.

Investor Contact:

Mike Moyer
LifeSci Advisors
mmoyer@lifesciadvisors.com

Media Contact:

Sean Naughton Ph.D.
Russo Partners, LLC
sean.naughton@russopartnersllc.com

Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$37,846,363	$14,599,347
Prepaid expenses and other current assets	590,066	961,899
Total current assets	38,436,429	15,561,246
Property and equipment, net	62,443	59,807
Restricted cash	41,826	41,186
Other noncurrent assets	271,162	271,162
Total assets	$38,811,860	$15,933,401
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,261,783	$713,668
Accrued expenses	2,713,158	2,050,690
Total current liabilities	3,974,941	2,764,358
Commitments and contingencies
Series A convertible preferred stock, $0.001 par value, 40,000,000 shares authorized; 31,194 shares issued and outstanding at September 30, 2026 and December 31, 2025	727,361	727,361
Stockholders’ equity:
Common stock, $0.001 par value, 400,000,000 shares authorized, 14,191,136 and 8,192,538 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	14,191	8,192
Additional paid-in capital	390,035,043	356,709,645
Accumulated other comprehensive loss	(10,609,034)	(10,634,714)
Accumulated deficit	(345,330,642)	(333,641,441)
Total stockholders’ equity	34,109,558	12,441,682
Total liabilities and stockholders' equity	$38,811,860	$15,933,401

Aprea Therapeutics, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2026	2025	2026	2025
Grant revenue	$—	$1,848	$—	$282,422
Operating expenses:
Research and development	3,340,592	1,638,917	7,413,801	6,034,196
General and administrative	1,832,937	1,480,319	5,222,320	4,838,969
Total operating expenses	5,173,529	3,119,236	12,636,121	10,873,165
Loss from operations	(5,173,529)	(3,117,388)	(12,636,121)	(10,590,743)
Other income (expense):
Interest income	360,702	150,669	854,409	533,422
Other income	—	—	79,000	—
Foreign currency gain (loss)	2,847	(5,691)	13,511	(86,618)
Total other income	363,549	144,978	946,920	446,804
Net loss	$(4,809,980)	$(2,972,410)	$(11,689,201)	$(10,143,939)
Other comprehensive income (loss):
Foreign currency translation	8,583	(1,117)	25,680	(2,155)
Total comprehensive loss	$(4,801,397)	$(2,973,527)	$(11,663,521)	$(10,146,094)
Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.47)	$(0.29)	$(1.65)
Weighted-average common shares outstanding, basic and diluted	53,680,979	6,372,938	40,759,485	6,151,433